INVESTMENT ADVISORY AGREEMENT


	THIS AGREEMENT dated this 27th day of August, 1999 between Sun Capital Advisers Trust, a Delaware business trust (the "Trust"), and Sun Capital
Advisers, Inc., a Delaware corporation (the
"Manager").

W I T N E S S E T H

	WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended
(the "1940 Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration
Statement") for the purpose of registering its shares for public offering under the Securities Act of 1933, as amended (the "1933 Act"),

	WHEREAS, the parties hereto deem it mutually advantageous that the Manager should be engaged, subject to the supervision of the Trust's Board of Trustees and officers, to manage the investment series of the Trust identified as the Sun Capital
Select Equity Fund (the "Fund").

	NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the Trust and the Manager do hereby agree as follows:

	1.	(a)	The Manager will regularly provide
the Trust with investment research, advice and supervision and will furnish continuously an investment program for the Fund, consistent with the investment objective and policies of the Fund. The
Manager will determine from time to time what securities shall be purchased for the Fund, what securities shall be held or sold by the Fund and what portion of the Fund's assets shall be held uninvested as cash, subject always to the provisions of the Trust's Certificate of Trust, Agreement and Declaration of Trust, By-Laws and its registration statements under the 1940 Act and under the 1933 Act covering the Trust's shares, as filed with the Commission, and to the investment objective, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Trustees of the Trust may from time to time establish. To carry out such determinations, the Manager will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

		(b)	The Manager will, to the extent
reasonably required in the conduct of the business of the Trust and upon the Trust's request, furnish to the Trust research, statistical and advisory reports upon the industries, businesses, corporations or securities as to which such requests shall be made, whether or not the Fund shall at the time have any investment in such industries, businesses, corporations or securities. The Manager will use its best efforts in the preparation of such reports and will endeavor to consult the persons and sources believed by it to have information available with respect to such industries, businesses, corporations or entities.



		(c)	The Manager will maintain all
books and records with respect to the Fund's securities transactions required by subparagraphs
(b)(5), (6), (9) and (10) and paragraph (f) of
Rule 31a-1 under the 1940 Act (other than those records being maintained by the custodian or transfer agent appointed by the Trust) and preserve such records for the periods prescribed therefor by Rule 31a-2 under the 1940 Act. The Manager will also provide to the Board of Trustees such periodic and special reports as the Board may reasonably request.

	2.	(a)	Except as otherwise provided
herein, the Manager, at its own expense, shall furnish to the Trust office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the Trust's investments, and shall arrange, if desired by the Trust, for members of the Manager's organization to serve as officers or agents of the Trust.

		(b)	The Manager shall pay directly or
reimburse the Trust for: (i) the compensation (if any) of the Trustees who are affiliated with, or "interested persons" (as defined in the 1940 Act) of, the Manager and all officers of the Trust as such; and (ii) all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Manager or by the Trust in connection with the management of the affairs of, and the investment and reinvestment of the assets of, the Trust and the Fund.

		(c)	The Trust shall assume and shall
pay: (i) charges and expenses for fund accounting, pricing and appraisal services and related overhead, including, to the extent such services are performed by personnel of the Manager, or its affiliates, office space and facilities and personnel compensation, training and benefits; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, administrator, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Trust;
(iv) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Trust and/or its shares with the Commission, state securities agencies and foreign jurisdictions, including the preparation of prospectuses and statements of additional information for filing with such regulatory agencies; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Trust and the Trustees; (ix) if applicable, any distribution fees paid by the Trust in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act;
(x) compensation of those Trustees of the Trust who are not affiliated with or interested persons of the Manager or the Trust (other than as Trustees); (xi) the cost of preparing and printing share certificates; and (xii) interest on borrowed money, if any.

		(d)	In addition to the expenses
described in Section 2(c) above, the Trust shall pay all brokers' and underwriting commissions chargeable to the Trust or the Fund in connection with securities transactions to which the Trust is a party.

	3.	(a)	The Trust shall pay to the
Manager, as compensation for the Manager's services and expenses assumed hereunder, a fee with respect to the Fund calculated as a percentage of the Fund's average daily net assets as set forth in Exhibit A hereto. Management fees payable hereunder shall be computed daily and paid monthly in arrears.

	In the event of termination of this Agreement, the Management Fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

		(b)	If the operating expenses of the
Fund in any year exceed the limits set by state securities laws or regulations in states in which shares of the Fund are sold, the amount payable to the Manager with respect to the Fund under subsection (a) above will be reduced (but not below
$0), and the Manager shall make other arrangements concerning expenses but, in each instance, only as and to the extent required by such laws or regulations. If amounts have already been advanced to the Manager under this Agreement, the Manager will return such amounts to the relevant Fund to the extent required by the preceding sentence.

		(c)	In addition to the foregoing, the
Manager may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

	4.	It is understood that the Manager may
employ one or more sub-investment advisers (each a "Subadviser") to provide investment advisory services to the Fund by entering into a written agreement with each such Subadviser; provided, that any such Subadviser and agreement first shall be approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, the Manager or any such Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and, except as may be otherwise permitted by then current law or an exemptive order issued by the Securities and Exchange Commission, by the affirmative vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. The authority given to the Manager in Sections 1 through 6 hereof may be delegated by it under any such agreement; provided, that any Subadviser shall be subject to the same restrictions and limitations on investments and brokerage discretion as the Manager. In the event the Manager employs one or more Subadvisers, the Manager shall oversee and continually evaluate performance of any such Subadviser and shall make such recommendations to the Trust's Trustees from time to time concerning the continuation, termination or modification of any such arrangements as the Manager deems appropriate. Notwithstanding the foregoing, the Trust agrees that the Manager shall not be accountable to the Trust or the Fund for any loss or liability relating to specific investments directed solely by any Subadviser.

	5.	The Manager will not be liable for any
error of judgment or mistake of law or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale, or retention of any security on the recommendation of the Manager, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, but nothing contained herein will be construed to protect the Manager against any liability to the Trust or the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

	6.	(a)	Nothing in this Agreement will in
any way limit or restrict the Manager or any of its officers, directors, or employees from buying, selling or trading in any securities for its or their own accounts or other accounts. The Manager may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do any thing in connection therewith or related thereto; and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Manager to or with the Trust or deemed to violate or give rise to any duty or obligation of the Manager to the Trust except as otherwise imposed by law.
The Trust recognizes that the Manager, in effecting transactions for its various accounts, may not always be able to take or liquidate investment positions in the same security at the same time and at the same price.

		(b)	In connection with purchases or
sales of securities for the account of the Fund, neither the Manager nor any of its Trustees, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Manager shall arrange for the placing of all orders for the purchase and sale of securities for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager is directed at all times to seek for the Fund the most favorable execution and net price available except as described herein. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Trust's
Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with its or its affiliates' services to other clients.

		(c)	On occasions when the Manager
deems the purchase or sale of a security to be in the best interest of the Fund as well as another fund or other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other funds or other clients.

	7.	This Agreement shall become effective on
the date hereof and shall remain in force as to a Fund until August 24, 2001 and from year to year thereafter, but only so long as its continuance is approved annually by a vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, at a meeting of Trustees called for the purpose of voting on such approval or by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the relevant Fund, subject to the right of the Trust and the Manager to terminate this contract as provided in Section 8 hereof.

	8.	Either party hereto may, without
penalty, terminate this Agreement by vote of its Board of Trustees or Directors, as the case may be, or by vote of a "majority of its outstanding voting securities" (as defined in the 1940 Act) and the giving of 60 days' written notice to the other party.

	9.	This Agreement shall automatically
terminate in the event of its assignment. For purposes of this Agreement, the term "assignment" shall have the meaning given it by Section 2(a)(4) of the 1940 Act.

	10.	The Trust agrees that in the event that
neither the Manager nor any of its affiliates acts as an investment adviser to the Trust, the name of the Trust and the Fund will be changed to one that does not contain the name "Sun Capital," or "Sun
Life" or otherwise suggest an affiliation with the Manager.

	11.	The Manager is an independent contractor
and not an employee of the Trust for any purpose.
If any occasion should arise in which the Manager gives any advice to its clients concerning the shares of the Fund, the Manager will act solely as investment counsel for such clients and not in any way on behalf of the Trust or any series thereof.

	12.	This Agreement states the entire
agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

	13.	This Agreement and all performance
hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

	14.	Any term or provision of this Agreement
which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

	15.	The parties to this Agreement
acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities.

	16.	This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their seal to be hereto affixed as of the day and year first above written.




ATTEST:		SUN
CAPITAL ADVISERS
TRUST



	By:______________
______________
C. 	Ja
me
s
Pr
ie
ur
Execu
tive
Vice
Presi
dent



ATTEST:		SUN
CAPITAL ADVISERS,
INC.



	By:______________
______________
			James
M. A. Anderson

	President



Exhibit A

Fees

SUN CAPITAL SELECT EQUITY FUND


	Management Fee as
a percentage
	Asset Level			of
average daily net assets

	$0 to $300 million				0.75%
	above $300 million 						0.70%





















Adviser Agreement Select Equity

8